EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT made and entered into this ___ day of _________, ____ (“Agreement”), by and among ANSYS, Inc., a Delaware corporation (and where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by any it (collectively, the “Companies,” and individually, a “Company”)), and _____________________ (the “Indemnitee”):

WHEREAS, it is essential to the Companies that they be able to retain and attract as directors and officers the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Companies to attract and retain such persons;

WHEREAS, their respective by-laws require the Companies to indemnify their directors and officers to the fullest extent permitted by law and permit them to make other indemnification arrangements and agreements;

WHEREAS, the Companies desire to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of any of the Companies’ respective by-laws or any change in the ownership of any of the Companies or the composition of any of their respective Boards of Directors), which indemnification is intended to be greater than that which is afforded by the Companies’ respective certificates of incorporation, by-laws and, to the extent insurance is available, the coverage of Indemnitee under the Companies’ respective directors and officers liability insurance policies; and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in continuing in Indemnitee’s position as an officer and/or director of each of the Companies.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Companies and Indemnitee do hereby covenant and agree as follows:

1. Definitions.

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a director or officer of any of the Companies, (ii) in any capacity with respect to any employee benefit plan of any of the Companies, or (iii) as a director, partner, manager, member, trustee, officer, employee or agent of any other Entity at the request of any of the Companies.

(b) “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity and any group or division of any Company or any of its subsidiaries.

(c) “Expenses” shall mean all reasonable fees, costs and expenses incurred in connection with any Proceeding (as defined below), including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 10 and 11(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

(d) “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a) below.

(e) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(f) “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee’s rights hereunder.

2. Services of Indemnitee.  In consideration of each Company’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director or officer of such Company.  However, this Agreement shall not impose any obligation on Indemnitee or any Company to continue Indemnitee’s service to such Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3. Agreement to Indemnify.  The Companies agree to indemnify Indemnitee as follows:

(a) Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of one or more of the Companies) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Companies against all Expenses and Liabilities incurred or paid by

Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

(b) Subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of one or more of the Companies to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Companies against all Indemnifiable Expenses.

4. Exceptions to Indemnification.  Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than the following:

(a) If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company with respect to which Indemnitee’s Corporate Status has given rise to a claim against Indemnitee (the “Relevant Company”), or, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b) If indemnification is requested under Section 3(b) and:

(i) it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Relevant Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

(ii) it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Relevant Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

5. Procedure for Payment of Indemnifiable Amounts.  Indemnitee shall submit to the Companies a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim.  The Companies shall pay such Indemnifiable Amounts to Indemnitee within twenty (20) calendar days of receipt of the request.  At the request of the Companies, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Companies shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

7. Effect of Certain Resolutions.  Neither the settlement or termination of any Proceeding nor the failure of a Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder.  In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of a Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

8. Agreement to Advance Interim Expenses; Conditions.  The Companies shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of one or more of the Companies, in advance of the final disposition of such Proceeding, if Indemnitee furnishes the Companies with a written undertaking to repay the amount of such Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses.  Such undertaking shall be an unlimited general obligation of Indemnitee, shall be accepted by the Companies without regard to the financial ability of Indemnitee to make repayment, and in no event shall be required to be secured.

9. Procedure for Payment of Interim Expenses.  Indemnitee shall submit to the Companies a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses.  Payment of Indemnifiable Expenses under Section 8 shall be made no later than twenty (20) calendar days after the Companies’ receipt of such request and the undertaking required by Section 8.

10. Remedies of Indemnitee.

(a) Right to Petition Court.  In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Sections 8 and 9 above and the Companies fail to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the Court of Chancery to enforce the Companies’ obligations under this Agreement.

(b) Burden of Proof.  In any judicial proceeding brought under Section 10(a) above, the Companies shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

(c) Expenses.  The Companies agree to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10(a) above, or in connection with any claim or counterclaim brought by the Companies in connection therewith.

(d) Validity of Agreement.  The Companies shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 10(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Companies are bound by all the provisions of this Agreement.

(e) Failure to Act Not a Defense.  The failure of any of the Companies (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement or Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

11. Defense of the Underlying Proceeding.

(a) Notice by Indemnitee.  Indemnitee agrees to notify the Companies promptly  upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Companies’ ability to defend in such Proceeding is materially and adversely prejudiced.

(b) Defense by Companies.  Subject to the provisions of the last sentence of this Section 11(b) and of Section 11(c) below, the Companies shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however that the Companies shall notify Indemnitee of any such decision to defend within ten (10) days of receipt of notice of any such Proceeding under Section 11(a) above.  The Companies shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance satisfactory to Indemnitee.  This Section 11(b) shall not apply to a Proceeding brought by Indemnitee under Section 10(a) above or pursuant to Section 19 below.

(c) Indemnitee’s Right to Counsel.  Notwithstanding the provisions of Section 11(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, Indemnitee has separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice at the expense of the Companies.  In addition, if any of the Companies fails to comply with any of its obligations under this Agreement or in the event that any of the Companies or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Companies, to represent Indemnitee in connection with any such matter.

12. Representations and Warranties of the Companies.  Each of the Companies hereby represents and warrants to Indemnitee as follows:

(a) Authority.  Such Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b) Enforceability.  This Agreement, when executed and delivered by such Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

13. Insurance.  The Companies shall, from time to time, make the good faith determination whether or not it is practicable for the Companies to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the Indemnitee with coverage for losses from wrongful acts, and to ensure the Companies’ performance of their indemnification obligations under this Agreement.  Among other considerations, the Companies will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Companies’ officers and directors.  Notwithstanding the foregoing, the Companies shall have no obligation to obtain or maintain such insurance if the Companies determine in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

14. Contract Rights Not Exclusive.  The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, any Company’s by-laws or certificate of incorporation, or any other agreement, vote of stockholders or directors, or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director or officer of any of the Companies.

15. Successors.  This Agreement shall be (a) binding upon all successors and assigns of each of the Companies (including any transferee of all or a substantial portion of the business, stock and/or assets of any Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee.  This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

16. Subrogation.  In the event of any payment of Indemnifiable Amounts under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Companies, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Companies to bring suit to enforce such rights.

17. Change in Law.  To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification than is provided under the terms of the by-laws of the Companies and this Agreement, Indemnitee shall be entitled to such broader indemnification and this Agreement shall be deemed to be amended to such extent.

18. Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

19. Indemnitee as Plaintiff.  Except as provided in Section 10(c) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against any Company, any Entity which it controls, any director or officer thereof, or any third party, unless such Company has consented to the initiation of such Proceeding.  This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

20. Joint and Several Liability.  The obligations of the Companies hereunder shall be joint and several.

21. Modifications and Waiver.  Except as provided in Section 17 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Companies, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

22. General Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)	If to Indemnitee, to:

(ii)	If to the Companies, to:
ANSYS, Inc. 275 Technology Drive Canonsburg, PA 15317 Attention: President Facsimile No.: (724) 514-3091

or to such other address as may have been furnished in the same manner by any party to the others.

23. Governing Law.  This Agreement shall be governed by and construed and enforced under the laws of Delaware without giving effect to the provisions thereof relating to conflicts of law.

24. Consent to Jurisdiction.  The Companies hereby irrevocably and unconditionally consent to the jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware.  The Companies hereby irrevocably and unconditionally waive any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement in the courts of the State of Delaware or the United States District Court for the District of Delaware, and hereby irrevocably and unconditionally waive and agree not to plead or claim that any such Proceeding brought in any such court has been brought in an inconvenient forum.

25. Agreement Governs.  This Agreement is to be deemed consistent wherever possible with relevant provisions of the Companies’ respective by-laws and certificates of incorporation; however, in the event of a conflict between this Agreement and such provisions, the provisions of this Agreement shall control.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ANSYS, INC.

Name: James E. Cashman III Title: President and CEO

INDEMNITEE